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EXHIBIT 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Distribution Date of April 15, 2002 for the Collection Period
March 1, 2002 through March 31, 2002

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,455,000,000.00	$382,500,000.00	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,500,000,001.00
Principal Factor	1.00000000	1.00000000	1.00000000	1.00000000	1.00000000
Rate		3.470%	3.770%	4.4749%	4.720%
Final Scheduled Payment Date		September 16, 2002	July 15, 2004	December 15, 2005	September 15, 2008
Number of Contracts	104,437
Weighted Average A.P.R.	8.55%
Weighted Average Remaining Term	50.65 months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,086,896,866.78	$14,396,866.78	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,131,896,867.78
Securities Pool Factor	0.74700816	0.03763887	1.00000000	1.00000000	1.00000000
Number of Contracts	89,623
Weighted Average A.P.R.	8.59%
Weighted Average Remaining Term	45.19 months
Precompute and Simple Interest Advances	$2,711,221.57
Payahead Account Balance	$731,177.32
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,036,466,058.59	$0.00	$425,966,058.59	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,081,466,059.59
Securities Pool Factor	0.71234781	0.00000000	0.92200446	1.00000000	1.00000000
Number of Contracts	87,145
Weighted Average A.P.R.	8.60%
Weighted Average Remaining Term	44.39 months
Precompute and Simple Interest Advances	$2,982,498.80
Payahead Account Balance	$711,368.34
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

Reserve Account
Initial Deposit Amount	$0.00
Specified Reserve Account Percentage	0.00%
Specified Reserve Account Amount	$0.00
Specified Reserve Account Percentage (if Condition i or ii met)	5.50%
Specified Reserve Account Amount (if Condition i or ii met)	$57,005,633.22
Beginning Balance	$0.00
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Account	$2,979,146.88

Reserve Account Balance Prior to Release	$2,979,146.88
Reserve Account Required Amount	$0.00
Reserve Account Release to Seller	$2,979,146.88

Ending Reserve Account Balance	$0.00

Revolving Liquidity Note
Total Amount Available	$7,500,000.00
Beginning of Period Balance	$0.00
Draws	$0.00
Reimbursements	$0.00

End of Period Balance	$0.00
Current Period Undrawn Amount	$7,500,000.00

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	69

Gross Principal Balance of Liquidated Receivables		$852,094.06
Net Liquidation Proceeds Received During the Collection Period		$(456,763.12)
Recoveries on Previously Liquidated Contracts		$(8,665.32)

Aggregate Credit Losses for the Collection Period		$386,665.62

Cumulative Credit Losses for all Periods	239	$1,150,415.92

Repossessed in Current Period	28

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.19%
First Preceding Collection Period	0.31%
Current Collection Period	0.42%
Condition (i) (Charge-off Rate)
Three Month Average	0.31%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts		Percent	Amount
31-60 Days Delinquent	1.16%	1,012		1.14%	$12,321,631.25
61-90 Days Delinquent	0.15%	132		0.17%	$1,828,418.59
Over 90 Days Delinquent	0.19%	169		0.20%	$2,212,928.31

Total Delinquencies		1,313			$16,362,978.15

Repossessed Vehicle Inventory		64	*

*
Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.39%
First Preceding Collection Period	0.37%
Current Collection Period	0.35%

Condition (ii) (Delinquency Percentage)
Three Month Average	0.37%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Distribution Date of April 15, 2002 for the Collection Period
March 1, 2002 through March 31, 2002

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$49,578,714.13
Interest Payments Received	$7,833,880.57
Net Precomputed Payahead Amount	$19,808.98
Aggregate Net Liquidation Proceeds Received	$465,428.44
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$57,897,832.12
Net Simple Interest Advance Amount	$341,209.85
Net Precomputed Advance Amount	$(69,932.62)

Total Available Amount	$58,169,109.35
Amounts Due
Servicing Fee	$943,247.39
Accrued and Unpaid Interest	$3,815,906.89
Principal	$50,430,808.19
Reserve Fund	$2,979,146.88

Total Amount Due	$58,169,109.35
Actual Distributions
Servicing Fee	$943,247.39
Interest	$3,815,906.89	$43,018.64	$1,451,450.00	$1,458,071.58	$863,366.67
Principal	$50,430,808.19	$14,396,866.78	$36,033,941.41	$0.00	$0.00
Reserve Fund	$2,979,146.88

Total Amount Distributed	$58,169,109.35	$14,439,885.42	$37,485,391.41	$1,458,071.58	$863,366.67

Monthly Information by Type of Loan

Precomputed Contracts
Scheduled Principal Collections		$1,695,154.83
Prepayments in Full	228 contracts	$747,937.54
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$2,749,464.64
Advances—Reimbursement of Previous Advances		$69,932.62
Advances—Current Advance Amount		$0.00
Payahead Account—Payments Applied		$19,808.98
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$27,496,541.90
Prepayments in Full	2181 contracts	$19,639,079.86
Collected Interest		$7,527,508.30
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$341,209.85

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Payment Date of April 15, 2002 for the Collection Period
March 1 through March 31, 2002

		Class A3
		Balance
Note Rates for April 15, 2002 Payment Date
One Month LIBOR		1.90000%
Spread		0.07000%

Note Rates:		1.97000%
Number of Days in Interest Period (Days)		31
Interest Payments
Interest Calculation for Current Interest Period		663,288.06
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)		1,458,071.58
Paid to Swap Counterparty (Swap Payments Outgoing)		1,458,071.58
Proration %	0.00%
Interest Due to Noteholders (Swap Payments Incoming)		663,288.06
Interest Payment to Noteholders (Swap Payments Incoming)		663,288.06
Net Swap Payment due to / (received by) Swap Counterparty		(794,783.52)

Principal Payments
Principal Payment due to Investors		—
Ending Notional Balance		391,000,000.00

Swap Termination Payment		N/A

Note Rates for May 15, 2002 Payment Date
One Month LIBOR		1.86000%
Spread		0.07000%

Note Rates:		1.93000%
Number of Days in Interest Period (Days)		30

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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  EXHIBIT 20
Servicer's Certificate—Toyota Auto Receivables 2001–C Owner Trust